EXHIBIT 32.1

Certification of the President and Chief Executive Officer Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Jubilant Flame International Ltd. (the “Company”) on Form 10-Q for the period ended August 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yan Li, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 5, 2021	By:	/s/ Yan Li
Yan Li
Chief Executive Officer